UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 18, 2007
Claire’s Stores, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-08899	59-0940416

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 S.W. 129th Avenue, Pembroke Pines, Florida		33027

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 954-433-3900
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1 Employment Agreement with Ira Kaplan
EX-10.2 Amended Employment Agreement/Bonnie Schaefer
EX-10.2 Amended Employment Agreement/Marla Schaefer

Item 5.02(e) Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 18, 2007, Claire’s Stores, Inc. (the “Company’) entered into (i) an employment agreement (the “Kaplan Employment Agreement”) with Ira Kaplan, the Company’s Chief Financial Officer, and (ii) amended and restated employment agreements with E. Bonnie Schaefer, the Company’s Co-Chief Executive Officer and Co-Chairman of the Board of Directors, and Marla Schaefer, the Company’s Co-Chief Executive Officer and Co-Chairman of the Board of Directors (collectively, the “Schaefer Employment Agreements”). Each of the Kaplan Employment Agreement and Schaefer Employment Agreements was approved by the Compensation Committee of the Board of Directors. The following summary of certain provisions of the Kaplan Employment Agreement and the Schaefer Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1, 10.2 to and 10.3 to this Form 8-K, and are incorporated herein by reference.
Kaplan Employment Agreement
The Kaplan Employment Agreement provides for an initial term commencing on the date of the agreement and terminating on January 31, 2008, with automatic one year renewal periods (with a three-year renewal period in the event of a change in control), unless the Company or Mr. Kaplan provide notice of non-renewal. Under the terms of the Kaplan Employment Agreement, Mr. Kaplan will receive an annual base salary of $515,000 effective as of February 1, 2007 during the first year of the agreement, subject to increase thereafter based on annual review, with a minimum annual increase of three percent (3%). Mr. Kaplan is also eligible to receive incentive compensation of up to 150% of his base salary (“Incentive Compensation”) based on achievement of performance criteria, to be established each year by a committee of the Board. Mr. Kaplan shall be entitled to receive stock options, restricted stock, performance shares or other similar long term incentives during each year of employment, subject to the achievement of performance goals established by the Compensation Committee. The Kaplan Employment Agreement provides for expense reimbursements and other customary employee benefits.
If Mr. Kaplan’s employment is terminated by the Company without cause (as defined in the Kaplan Employment Agreement) or Mr. Kaplan terminates his employment for good reason (as defined in the Kaplan Employment Agreement), Mr. Kaplan shall receive: (i) payment of an amount equal to his annual base salary; (ii) payment of an amount equal to the Incentive Compensation (determined as set forth in the Kaplan Employment Agreement); (iii) payment for unused vacation days; (iv) all accrued base salary through the termination date and Incentive Compensation earned but unpaid for any previous completed fiscal year; and (v) an amount equal to the Bonus Amount (as defined in the Kaplan Employment Agreement) pro rated for the time for which he was employed in the fiscal year in which the termination occurs. The Company shall continue to provide Mr. Kaplan with certain benefits for a period of 12 months following the termination date. Also, the restricted stock and performance shares (or any other similar long term incentive grant) held by Mr. Kaplan shall immediately vest, any restrictions thereupon shall lapse and any performance criteria applicable thereto shall be deemed to have been satisfied. Mr. Kaplan shall have 90 days following termination to exercise any previously granted stock options.
If , within 24 months of a change in control, (a) the Company involuntarily terminates Mr. Kaplan’s employment without cause or (b) Mr. Kaplan terminates for good reason, Mr. Kaplan shall receive: (i) an amount equal to two-and-one-half (2.5) times his annual base salary; (ii) an amount equal to two-and-one-half (2.5) times his Bonus Amount; (iii) payment for unused vacation days; (iv) all accrued base salary through the termination date and Incentive Compensation earned but unpaid for any previous completed fiscal years; and (v) an amount equal to the Bonus Amount pro rated for the time for which he was employed in the fiscal year in which the termination occurs. The Company shall continue to provide Mr. Kaplan with certain benefits for a period of 30 months following the termination date. If, after a change in control, the Company serves a non-renewal notice that has the effect of terminating Mr. Kaplan’s employment on the third anniversary of the date of change in control, the Company will be required to pay to Mr. Kaplan the enhanced termination payments described in this paragraph. However, if Mr. Kaplan’s employment is renewed for at least one additional year following the third anniversary of the date of change in control, a termination of Mr. Kaplan’s employment thereafter will not require the Company to make the enhanced payments described in this paragraph. If payment that Mr. Kaplan is entitled to receive from the Company shall cause him to become subject to tax imposed by §4999 of the Internal Revenue Code, the Company shall pay an additional sum to Mr. Kaplan, calculated in accordance with the agreement, to off-set the decrease in net amount (on account of the said tax) payable to Mr. Kaplan by the Company under this paragraph.
If Mr. Kaplan continues to be employed by the Company through the date of a change in control, Mr. Kaplan shall receive: (i) an amount equal to six months base salary plus 50% of Incentive Compensation he would be entitled to receive for “plan” level performance with respect to the fiscal year ending January 31, 2007, (ii) all amounts accrued under the Company’s deferred compensation plans, and (iii) all previously deferred bonus payments. Also, the restricted stock and performance shares (or any other similar long term incentive grant) held by Mr. Kaplan shall immediately vest, any restrictions thereupon shall lapse and any performance criteria applicable thereto shall deem to have been satisfied.
If Mr. Kaplan’s employment is terminated for cause, or if Mr. Kaplan terminates his employment with the Company without good reason, the portion of the long term incentive grants that has not vested as of the termination date shall terminate, and any stock options that have not vested shall terminate as well.
The Kaplan Employment Agreement provides for customary protections of the Company’s confidential information and intellectual property and provides that Mr. Kaplan shall not, during his employment term and for a period of two (2) years following his period of employment, compete with the Company, employ or attempt to employ employees of the Company, or call on or solicit any of the actual or targeted prospective customers or clients of the Company. However, if the termination of employment is in circumstances other than those in which enhanced termination payments would be payable by the Company following termination upon change in control, the non-compete provision will be effective for a period of only one year following termination.
Schaefer Employment Agreements
The Schaefer Employment Agreements amend and restate in their entirety each of the employments agreements, dated as of February 11, 2005, that previously existed between the Company and E. Bonnie Schaefer and the Company and Marla Schaefer (E. Bonnie Schaefer and Marla Schaefer are collectively referred to as “Executives”, and singly as “Executive”). The Schaefer Employment Agreements provide for an initial term through January 31, 2008, with automatic one year renewal periods (with a three-year renewal period in the event of a change in control), unless the Company or the Executive provides notice of non-renewal. Pursuant to the Schaefer Employment Agreements, effective as of January 30, 2006 each Executive receives an annual base salary of $900,000, subject to increase thereafter based on annual review, with a minimum annual increase of three percent (3%). Each Executive is also eligible to receive incentive compensation of up to 225% of such Executive’s base salary (“Incentive Compensation”) based on achievement of performance criteria, to be established each year by a committee of the Board. Upon signing of the original employment agreements, each Executive was granted 75,000 shares of restricted stock, twenty-five percent (25%) of which vested on February 1, 2006, twenty-five (25%) will vest on

February 1, 2007 and fifty (50%) on February 1, 2008. Each Executive shall be entitled to receive performance shares during each year of employment, subject to the achievement of performance goals established by the Compensation Committee. The Schaefer Employment Agreements provide for expense reimbursements and other customary employee benefits.
If the Executive is terminated by the Company without cause (as defined in the Schaefer Employment Agreements) or the Executive terminates her employment for good reason (as defined in the Schaefer Employment Agreements) the Executive shall receive payment of : (i) two (2) times the amount of the Executive’s annual base salary; (ii) two (2) times the Incentive Compensation (determined as set forth in the Employment Agreements); (iii) all accrued base salary and any Incentive Compensation unpaid for any previously completed fiscal year, and (iv) Bonus Amount (as defined in the Schaefer Employment Agreements) pro rated for the time for which the Executive was employed in the fiscal year in which the termination occurs. The Company shall continue to provide the Executive with certain benefits until the Executive’s full retirement date for Social Security purposes or until the age of seventy (70). Also, the restricted stock and performance shares held by Executive shall immediately vest.
If , upon a change in control, (a) the Company terminates the Executive’s employment involuntarily and without cause, (b) the Executive terminates for good reason, or (c) the employment period expires following Company’s notice of non-renewal, the Executive shall receive: (i) an amount equal to three (3) times her annual base salary; (ii) an amount equal to three times (3) her Bonus Amount; (iii) all accrued base salary through the termination date and Incentive Compensation earned but unpaid for any previous completed fiscal years; and (iv) an amount equal to the Bonus Amount pro rated for the time for which the Executive was employed in the fiscal year in which the termination occurs. The Company shall continue to provide the Executive with her benefits under the Schaefer Employment Agreement until the Executive’s full retirement date for Social Security purposes or until the age of seventy (70). In addition, if the Executive’s employment is terminated, without cause, within 6 months prior to a change in control, the Executive will be entitled to the enhanced change in control payments described above to the extent they exceed the regular severance payments that the Executive would otherwise be entitled to receive under the agreement. If payment that an Executive is entitled to receive from the Company shall cause her to become subject to tax imposed by §4999 of the Internal Revenue Code, the Company shall pay an additional sum to the Executive, calculated in accordance with the agreement, to off-set the decrease in net amount (on account of the said tax) payable to the Executive by the Company under this paragraph.
If the Executive continues to be employed by the Company through the date of a change in control, the Executive shall receive the same benefits as those payable, in similar circumstances, under the Kaplan Employment Agreement (described above).
If the Executive’s employment is terminated for cause, or if the Executive terminates his employment with the Company without good reason, the portion of the long term incentive grants that has not vested as of the termination date shall terminate.
The Schaefer Employment Agreements provide for customary protections of the Company’s confidential information and intellectual property and provides that the Executive shall not, during her employment term and for a period of two (2) years following her period of employment, compete with the Company, employ or attempt to employ employees of the Company, or call on or solicit any of the actual or targeted prospective customers or clients of the Company.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Not applicable
(b) Pro Forma Financial Information.
Not applicable
(c) Exhibits.
Exhibit 10.1—Employment Agreement dated January 18, 2007 between Claire’s Stores, Inc. and Ira Kaplan
Exhibit 10.2— Amended and Restated Employment Agreement dated January 18, 2007 between Claire’s Stores, Inc. and E. Bonnie Schaefer
Exhibit 10.3— Amended and Restated Employment Agreement dated January 18, 2007 between Claire’s Stores, Inc. and Marla Schaefer

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.
January 19, 2007	By:	/s/ Ira D. Kaplan
		Name:	Ira D. Kaplan
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement dated January 18, 2007 between Claire’s Stores, Inc. and Ira Kaplan

10.2	Amended and Restated Employment Agreement dated January 18, 2007 between Claire’s Stores, Inc. and E. Bonnie Schaefer

10.3	Amended and Restated Employment Agreement dated January 18, 2007 between Claire’s Stores, Inc. and Marla Schaefer